                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

         Filed by the Registrant [X]

         Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [X]  Preliminary Proxy Statement       [ ]  Confidential, for Use of
                                                     the Commission Only (as
         [ ]  Definitive Proxy Statement             permitted by Rule 14a-6(e)
                                                     (2))
         [ ]  Definitive Additional Materials

         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   ONTRO, INC.
                                   -----------

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
              Limited Partnership Interests

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

       [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

--------------------------------------------------------------------------------
                  TO ENSURE YOUR REPRESENTATION AT THE MEETING,
                       PLEASE DATE, SIGN AND MAIL PROMPTLY
                       THE ENCLOSED PROXY CARD, FOR WHICH
                         A RETURN ENVELOPE IS PROVIDED.
--------------------------------------------------------------------------------

                                [ontro Logo Here]

                        Natural Thermic Technologies (R)

                        ---------------------------------

                            NOTICE OF ANNUAL MEETING

                       ----------------------------------

         The Annual Meeting of Shareholders of Ontro, Inc. will be held at its corporate offices at 13250 Gregg Street, Poway, California 92064, on September 28, 2001, at 2:00 p.m San Diego time, for the following purposes:

         1.       To elect seven Directors for the ensuing year;

         2.       To approve the issuance of common stock and warrants;

         3. To ratify the appointment of KPMG LLP as the Company's 2001 Independent Auditors; and

         4. To transact such other business as may properly come before the meeting.

         The record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof is the close of business on September 4, 2001. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available at the offices of the Company for examination during business hours by any stockholder for any purpose relating to the meeting.

         Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

                                              By Order of the Board of Directors


                                              --------------------
                                              Kevin A. Hainley
                                              SECRETARY
September 4, 2001
Poway, California

                                   ONTRO, INC.
                               13250 GREGG STREET
                             POWAY, CALIFORNIA 92064

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 2001

GENERAL

This Proxy Statement is furnished in connection with the solicitation of Proxies by or on behalf of the Board of Directors ("Board") of Ontro, Inc., a California corporation (the "Company"), for use at the Company's 2001 Annual Meeting of Shareholders to be held at 2:00 p.m. on September 28, 2001, at its corporate offices at 13250 Gregg Street, Poway, California 92064, on and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

REVOCABILITY OF PROCESS

Any shareholder may revoke his or her proxy by delivering written notice of revocation to the Secretary of the Company at its principal office, 13250 Gregg Street, Poway, California 92064, by a delivery of a proxy bearing a later date, or by attendance at the Annual Meeting and voting in person.

SOLICITATION

This Proxy Statement and the Form 10-KSB of the Company for the year ended December 31, 2000, will be mailed on or about September 7, 2001 to each shareholder of record as of the close of business on September 4, 2001.

The solicitation of proxies is being made by use of the mails. The cost of preparing, assembling and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, e-mail or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock of record will be requested to forward proxy soliciting material to the beneficial owners of the shares and will be reimbursed by the Company for their reasonable out-of pocket expenses incurred in forwarding these materials.

VOTING

When your proxy is returned properly signed, the shares represented will be voted in accordance with your directions. Where specific choices are not indicated, proxies will be voted in favor of the seven persons nominated to be directors in Proposal One and in favor of Proposals Two and Three. If a proxy indicates that a shareholder or nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, and those shares will not be reflected in the final tally of the votes cast with regard to that proposal, although such shares will be counted as in attendance at the Annual Meeting for purposes of determining a quorum. Additionally, broker non-votes are not counted as votes cast on any matter to which they relate.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

Holders of Common Stock are entitled to one vote per share on all matters brought before the Annual Meeting and to cumulate votes for the election of directors. A shareholder may not cumulate votes unless the shareholder has announced at the Annual Meeting the intention to do so before the voting has begun, but if any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares owned by the shareholder, or to distribute his or her votes as the shareholder sees fit among two or more nominees on the same principle, up to the total number of nominees to be elected. The seven nominees for director receiving the highest number of votes at the Annual Meeting from the holders of Common Stock will be elected.

The Company's Articles of Incorporation provide that the shareholder's right to cumulative voting will terminate automatically when the Common Stock of the Company is listed on Nasdaq NMS, NYSE or AMEX, provided the Company has at least 800 shareholders as of the record date for the most recent meeting of its shareholders. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the Board of Directors and may have the effect of deterring hostile takeovers delaying or preventing changes in control or management of the Company.

An affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for approval of Proposal One, Proposal Two and Proposal Three.

Directors and officers beneficially own approximately 1,030,700 of the outstanding shares of Common Stock. The directors have indicated that they intend to vote for each of the nominees for director and in favor of Proposals Two and Three.

RECORD DATE

The Company had 8,268,667 shares of Common Stock, no par value (the "Common Stock"), outstanding as of September 4, 2001. Holders of record of shares of the Common Stock at the close of business on September 4, 2001, will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, absentees and broker non-votes.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is certain information concerning the ownership of the Company's Common Stock as of August 15, 2001, by (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, the persons named have sole voting and investment power with respect to the securities owned by them.


  Name and Address                       Number of Shares             Percent of
  of Shareholder (1)                     Beneficially Owned           Outstanding Shares
  --------------                         ------------------           ------------------
  James L. Berntsen                       594,205 (2)                 7.2%
  Kevin A. Hainley                        232,076 (3)                 2.8%
  Mir Saied Kashani                         5,284 (4)                 *
  Shahid Kamran                            10,000                     *
  Zvi Kurtzman                              2,000                     *
  Douglas W. Moul                          93,343 (5)                 1.1%
  James A. Scudder                        655,870 (6)                 8.0%
  Michael S. Slocum                        78,200 (7)                 *
  Carroll E. Taylor                        90,038 (8)                 1.1%
  Aura Pvt Ltd.                         2,146,653 (9)                26.0%
  5425 Los Estados
  Yorba Linda, CA 92887
  Mahmud Trusts                           425,000                     5.1%
  Credit Agricole Indosuez
  Cassini House 57 St James's Street
  London SW1A 1LD
  All Directors and Executive           1,761,016 (10)               21.3%
  Officers as a Group (9 Persons)


*        Less than 1%
(1) The address for all directors and executive officers is 13250 Gregg Street, Poway, California, 92064.
(2) Includes 143,082 shares subject to stock options exercisable within 60 days of September 4, 2001.
(3) Includes 212,076 shares subject to stock options exercisable within 60 days of September 4, 2001.
(4) Includes 3,284 shares subject to stock options exercisable within 60 days of September 4, 2001.
(5) Includes 79,391 shares subject to stock options exercisable within 60 days of September 4, 2001.
(6) Includes 143,596 shares subject to stock options exercisable within 60 days of September 4, 2001.
(7) Includes 78,200 shares subject to stock options exercisable within 60 days of September 4, 2001.
(8) Includes 79,391 shares subject to stock options exercisable within 60 days of September 4, 2001.
(9) Includes 775,000 shares subject to a warrant which will be exercisable within 60 days of September 4, 2001 if such warrant issuance is approved by the shareholders at the annual meeting. See Proposal 2 below.
(10) Includes 736,036 shares subject to stock options exercisable within 60 days of September 4, 2001.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The persons named below have been nominated by management for election as directors of the Company to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are duly elected and qualify. All but two nominees are currently serving as directors of the Company.

Unless otherwise instructed, the enclosed proxy will be voted for election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by management in the unanticipated event that any nominee is unable to or declines to serve. The Board has no reason to believe that any nominee will be unable or unwilling to serve. The seven (7) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company. The Company's Articles of Incorporation provide for a classified Board of Directors designated as Class I and Class II. After the initial term of office of each class, each class shall have a term of two years. At each annual meeting of shareholders thereafter, directors of one class could be elected to succeed the directors of that class whose terms have expired, and each newly elected director will serve a two-year term. The classified director provisions of the Company's Articles of Incorporation are not presently in effect but will automatically become effective when the Common Stock of the Company is listed on the Nasdaq NMS, NYSE or AMEX, and when the Company has at least 800 shareholders as of the record date for the most recent annual meeting of shareholders. The classification of directors has the effect of making it take more time to change the composition of a majority of the Board of Directors.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF EACH NOMINEE.

NOMINEES

Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees, and their ages as of September 4, 2001.

Name of Nominee           Age     Position with the Company
---------------           ---     -------------------------
Shahid Kamran, M.D.       44      Nominee for director
Mir Saied Kashani         36      Director
Ayesha Khan               22      Nominee for director
Zvi Kurtzman              52      Director
Douglas W. Moul           64      Director
James A. Scudder          45      Chairman, President, Chief Executive Officer
                                  and Director
Carroll E. Taylor         59      Director

Shahid Kamran, M.D. is a nominee for director. He holds a Pre-Medical Degree from the Forman Christian College and a Medical Degree from Allama Iqbal Medical College. Dr. Kamran is a neonatal practitioner at St. Jude Medical Center from 1995 to present and as well works at the Children's Hospital of Orange County.

Mir Saied Kashani has been a director since May, 2000. He holds a Bachelor of Arts in Economics and Chemistry from Harvard College and a Law Degree from Harvard Law School. He has been an attorney for Foley & Lardner from 1998 until present and from 1997 to 1998 he worked for Habley Medical Technology Corporate directing overseas operations. From 1991 to 1997 he was a senior associate in the litigation department for Shearman & Sterling.

Ayesha Khan is a nominee for director. She holds a Bachelor of Arts in Human Biology and a minor in Economics and a Masters of Arts in Organizational Sociology from Stanford University. From 1999 to 2000 she worked in the engineering team at MS2 as well as in the investment strategy group for Brience, Inc. Ms. Khan has also been a consultant and advisor on special projects for Aura (Pvt.) Ltd. from 1998 to present.

Zvi Kurtzman has been a director since May, 2000. He has been the CEO and Chairman of the Board of Directors of Aura Systems Inc. since 1987. Mr. Kurtzman also served as the Company's President from 1987 to 1997. Mr. Kurtzman obtained his B.S. and M.S. degrees in physics from California State University, Northridge in 1970 and 1971, respectively, and completed all course requirements for a Ph.D. in theoretical physics at the University of California, Riverside. He was employed as a senior scientist with the Science Applications International Corp. a scientific research company in San Diego, from 1984 to 1985 and with Hughes Aircraft Company, a scientific and aerospace company, from 1983 to 1984. Prior thereto, Mr. Kurtzman was a consultant to major defense subcontractors in the areas of computers, automation and engineering.

In October, 1996, the Securities and Exchange Commission ("Commission") issued an order (Securities Act Release No. 7352) instituting an administrative proceeding against Aura Systems, Zvi Kurtzman, and an Aura former officer. The proceeding was settled on consent of all the parties, without admitting or denying any of the Commission's findings. In its order, the Commission found that Aura and the others violated the reporting, record keeping and anti-fraud provisions of the securities laws in 1993 and 1994 in connection with its reporting on two transactions in reports previously filed with the Commission. The Commission's order directs that each party cease and desist from committing or causing any future violation of these provisions. The Commission did not require Aura to restate any of the previously issued financial statements or otherwise amend any of its prior reports filed with the Commission. Neither Mr. Kurtzman nor anyone else personally benefited in any way from these events. Also, the Commission did not seek any monetary penalties from Aura, Mr. Kurtzman or anyone else. For a more complete description of the Commission's Order, see the Commission's release referred to above.

Douglas W. Moul has been a director since December, 1997. Mr. Moul is a director for the following companies: Morgan Foods Inc. of Austin, Indiana; Shorr Packaging of Aurora, Illinois; and National Fruit Product Company of Winchester, Virgina. He holds a Bachelor of Science in Mechanical Engineering from the University of British Columbia. Mr. Moul has been a consultant for the last five years.

James A. Scudder, a co-founder of the Company has been a director of the Company since its inception in November, 1994. He currently serves as Chairman of the Board, President and Chief Executive Officer.

Carroll E. Taylor has been a director since September, 1998. He holds a Bachelor of Science in Chemical Engineering from the University of Southern California and an MBA from the University of Cincinnati. He is a private investor.

There is no family relationship between any of the Company's directors and officers. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any person has been elected or nominated as a director or executive officer. All directors currently serve for a term of one year until the next Annual Meeting of Shareholders until such time, if ever, as the classified board applies.

During the year ended December 31, 2000, the board held twelve meetings. All directors other than Mr. Scudder, who was absent for two meetings, attended all meetings.

The Company presently has a Compensation Committee of the Board consisting of Messrs. Moul and Taylor. The Compensation Committee's primary function is to establish compensation for executives and officers. During 2000 the Compensation Committee met two times.

The Company has an Audit Committee consisting of Messrs. Moul and Taylor. The Audit Committee functions pursuant to a written charter which was adopted by the Board during the past year and is attached hereto as Appendix I. The Audit Committee advises the Board as to the selection of the Company's independent accountants, reviews with the independent accountants the accounting principles and practices followed by the Company and the adequacy thereof, approves the Company's annual audit, the Company's interim and year-end financial results and any material change thereto and makes recommendations to the Board regarding such matters. The Audit Committee also has the responsibility to review any non-audit services to be performed by the independent auditors and to consider the effect of such performance on the independence of the auditors. During 2000, the Audit Committee met two times.

The Board does not have a standing Nominating Committee.

EXECUTIVE OFFICERS

In addition to Messrs. Scudder and Berntsen, the following individuals are also Executive Officers:

Name                       Age        Position with the Company
----                       ---        -------------------------
Kevin A. Hainley            44        Chief Financial Officer
Michael S. Slocum           32        Vice President of Science and Engineering

DIRECTOR COMPENSATION

Non-employee directors of the Company received $2,000 for each Board meeting they attended. Non-employee directors are also compensated $1,000 per day for any consulting services they provide the Company. At their election non-employee directors can direct the Company to issue stock in lieu of cash payments for these consulting services. Additionally, non-employee directors each received stock options to purchase 50,000 shares of Common Stock upon their appointments as directors and each year thereafter. These options vest evenly over five years.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company and information involving securities transactions of which the Company is aware, the Company believes that during the fiscal year ending December 31, 2000, all its executive officers, directors and greater than 10% beneficial shareholders complied with Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table sets forth for the years indicated certain compensation of the Company's Chief Executive Officer and each of the other four (4) most highly-compensated of the Company's executive officers who earned or who were paid more than $100,000 in compensation in such years ("Named Executive Officers").


SUMMARY COMPENSATION TABLE

                                                                         No. of shares
Name and                                                                   underlying      Other Annual
Principal Position                      Year       Salary        Bonus       Options       Compensation
------------------------------------  -------------------------------------------------------------------
James L. Berntsen                       2000     $155,100    $     --         43,082         $1,000
Executive Vice President                1999      155,600      20,000         20,000          1,000
                                        1998      175,900          --         40,000          1,000

Ann T. Davern (1)                       2000      127,400          --         33,548             --
Vice President of  Manufacturing        1999      128,700      11,225         24,050             --
                                        1998      121,080                     31,000             --

Kevin A. Hainley                        2000      114,200          --         50,384             --
Chief Financial Officer                 1999      129,900          --         46,500             --
                                        1998      127,200          --         31,000             --

Allan C. Mayer, Jr. (2)                 2000           --          --             --             --
Vice President of Marketing             1999       24,500       6,000         24,000             --
                                        1998      119,400          --         24,000

James A. Scudder                        2000      181,600          --         43,596          1,800
Chief Executive Officer                 1999      181,600      20,000         20,000          1,800
and President                           1998      170,500          --         40,000          1,800


(1) Ms. Davern resigned as of May, 2001.
(2) Mr. Mayer resigned as of March, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning stock option grants made to the Company's Chief Executive Officer and each of the other Named Executive Officers during the fiscal year ended December 31, 2000. No stock appreciation rights were granted or exercised during such fiscal year.

                                               Percent of Total
                           Number of           Options Granted       Exercise or
                     Securities Underlying       To Employees         Base Price
Name                    Options Granted         In Fiscal Year        per Share        Expiration
--------------------------------------------------------------------------------------------------
James L. Berntsen            43,082                 17.0%           $1.94 - 2.13          2005
Ann T. Davern                33,548                 13.2%            1.94 - 2.13          2005
Kevin A. Hainley             50,384                 19.8%            1.81 - 2.13          2005
James A. Scudder             43,596                 17.2%            1.94 - 2.13          2005


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

The following table sets forth information concerning exercises of options and the fiscal year end option values during the fiscal year ended December 31, 2000 with respect to the Company's Chief Executive Officer and each of the other Named Executive Officers. No options were exercised and no stock appreciation rights were exercised or outstanding during such fiscal year.


                              Number of Securities                Value of Unexercised
                            Underlying Unexercised                    In-The-Money
                              Options At 12-31-00                  Options At 12-31-00
Name                     Exercisable    Unexercisable        Exercisable     Unexercisable
----                     -----------    -------------        -----------     -------------
James L. Berntsen           96,415         46,667             $30,700              7,500
Ann T. Davern               83,431         36,167              27,000              5,800
Kevin A. Hainley           161,717         45,167              92,700              6,900
Allan C. Mayer, Jr.        104,000          4,000              91,300              1,500
James A. Scudder            96,929         46,667              30,900              7,500


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Company has employment agreements with Messrs. Scudder and Berntsen which expire on August 31, 2003. Mr. Scudder's employment agreement provides for his employment by the Company as its President and Chief Executive Officer at a current salary of $163,400. Mr. Berntsen's employment agreement provides for his employment by the Company as its Executive Vice President at a current salary of $140,000. Each officer may receive bonuses awarded in the discretion of the Board of Directors. The agreements do not provide for any fixed or formula bonuses to be paid to the officers. The Employment Agreements provide that Messrs. Scudder and Berntsen may, at their election, receive a severance payment equal to 299% of their average annual base salary and bonuses during the preceding five year period in the event of a change of control as defined in their employment agreements.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with management and has received the written disclosures and the letter from KMPG LLP, the Company's independent auditors, required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has discussed with the independent auditors the Company's audited financial statements for the year ended December 31, 2000, the quality of the Company's accounting principles and underlying estimates in its financial statements and the auditor's independence as required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with KPMG LLP the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

The members of the Audit Committee are Douglas W. Moul and Carroll E. Taylor.

                                   PROPOSAL 2

                 PROPOSED ISSUANCE OF COMMON STOCK AND WARRANTS

       SHAREHOLDERS ARE ASKED TO APPROVE THE ISSUANCE OF 1,600,000 SHARES OF COMMON STOCK AT A PRICE OF $1.00 PER SHARE AND THE ISSUANCE OF TWO WARRANTS: ONE TO PURCHASE 325,000 SHARES OF COMMON STOCK AT $1.20 PER SHARE AND A SECOND WARRANT TO PURCHASE 450,000 SHARES OF COMMON STOCK AT $1.00 PER SHARE.

The Company has insufficient capital to continue its operations. The Company has been attempting to raise additional capital since 1999. The Company had not been able to complete any transaction with a capital provider through the end of 2000. As of December 31, 2000, the Company had approximately $250,000 in cash and other liquid assets. These amounts were enough to fund operations for approximately one month. The Company had virtually no operating income or lines of credit and was therefore faced with the possibility of becoming insolvent and ceasing all operations during the first quarter of 2001. Throughout this period the Company also worked to reduce cash expenditures and prolong the period its operations could be continued without additional capital.

On January 19, 2001, the Company entered into an Exclusive Finder's Agreement (the "First Aura Agreement") with Aura (Pvt.) Ltd., a Pakistani corporation ("Aura"). Pursuant to the First Aura Agreement, Aura agreed to use its best efforts to find purchasers of 1,300,000 shares of common stock at a price of not less than $1.20 per share. Aura also agreed to purchase any of those shares at $1.20 per share if they were not sold to other purchasers. In consideration of the foregoing commitment, the Company agreed to pay Aura a fee of 65,000 shares, to appoint one person nominated by Aura to the Company's Board of Directors, and to issue Aura a warrant to purchase 325,000 shares at $1.20 per share (the "$1.20 Warrant"). The Company's obligation to issue the $1.20 Warrant was made subject to compliance with rules of The Nasdaq Stock Market, Inc. ("Nasdaq"). Nasdaq rules require a listed company to obtain shareholder approval prior to the issuance for a price less than market value of common stock or securities exercisable for common stock in an amount equal to 20% or more of its outstanding common stock. On January 19, 2001 the last reported sale price of the Company common stock on the Nasdaq Small Cap Market ($1.31) exceeded $1.20 but 1,300,000 shares were less than 20% of the total shares outstanding on that date. The Company is seeking shareholder approval of the issuance of the $1.20 Warrant.

From January to June, 2001, Aura purchased 745,000 shares of the Company's common stock at a price of $1.20 per share. An investor introduced to the Company by Aura purchased 130,000 shares for $1.20 in January, 2001, and a second investor also introduced by Aura purchased 425,000 shares for $1.20 in May, 2001. The market value of the Company's common stock during this period was often less then $1.20 per share. For its services Aura was also issued the fee of 65,000 shares. The Company used the proceeds of these sales to fund its operations through August, 2001.

During 2001, the Company continued its search for additional financing. On May 22, 2001 the Company had not secured any alternative funding and entered into a second Exclusive Finder's Agreement with Aura (the "Second Aura Agreement"). Pursuant to the Second Aura Agreement, Aura agreed to use its best efforts to find one or more investors to purchase, or to purchase for its own account, 1,600,000 shares of common stock at a price of not less than $1.00 per share. For its performance under the Second Aura Agreement, the Company agreed to pay Aura a fee of 80,000 shares and also agreed to issue Aura a warrant to purchase 450,000 shares at a price of $1.00 per share (the "$1.00 Warrant"). The last reported sale price of the Company's common stock as reported on the Nasdaq Small Cap Market on May 22, 2001 ($1.10) exceeded $1.00. The Second Aura Agreement was therefore made subject to shareholder approval in accordance with Nasdaq rules.

The Company has been able to remain in business as a result of the capital investment it received pursuant to the First Aura Agreement. Those proceeds were sufficient to fund operations until the end of August. The Company has had to borrow additional funds on a short-term basis to fund operations pending shareholder approval of further sales of common stock to Aura pursuant to the Second Aura Agreement. Should the shareholders fail to approve the issuance of the shares and the $1.00 Warrant pursuant to the Second Aura Agreement and the $1.20 Warrant pursuant to the First Aura Agreement the Company is likely to become insolvent and will be forced to cease all operations by the end of October, 2001 or earlier.

In addition to the 810,000 shares it acquired from the Company under the First Aura Agreement, Aura also purchased 455,653 shares in June, 2001 in a private transaction from one former shareholder (the L.L. Knickerbocker Company) and 26,000 shares from an officer of the Company. As a result Aura currently owns 1,291,653 shares, or 15.6% of the Company's common stock outstanding as of August 31, 2001. Assuming no other issuances of common stock, if Aura itself acquires all 1,680,000 shares available pursuant to the Second Aura Agreement, it will own a total of 2,971,653 shares or 29.9% of the total shares then outstanding. In addition, if Aura acquired all of the shares available pursuant to the Second Aura Agreement, and fully exercised the $1.20 Warrant and the $1.00 Warrant (jointly, the "Warrants"), it could own a total of 3,746,653 shares or 34.9% of the total shares outstanding. To the best of the Company's knowledge no other shareholder owns or controls 10% of the outstanding shares of the Company's common stock. If Aura were to acquire almost 40% of the Company's common stock Aura may have practical control of the Company.

The Board of Directors has not been able to arrange for capital to be provided to the Company on any other (let alone better) terms and conditions and recommends the shareholders vote to approve the Second Aura Agreement and the issuance of the $1.20 Warrant pursuant to the First Aura Agreement. Aura intends to vote its 1,291,653 shares in favor of this proposal as do Company directors and officers owning approximately 1,030,700 shares

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

               RATIFICATION AND SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has appointed KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001, it being intended that such appointment would be presented for ratification by the shareholders. KPMG LLP has audited the Company's financial statements since its inception in 1994.

A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of KPMG LLP.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF PROPOSAL 3.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Any proposal relating to a proper subject which a shareholder may intend to present for action at the 2002 Annual Meeting of Shareholders and which such shareholder may wish to have included in the Company's proxy materials for such meeting must, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, be received in proper form by the Company at its principal executive office no later than December 31, 2001. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

FORM 10-KSB ANNUAL REPORT

The Company files an Annual Report on Form 10-KSB with the SEC. A COPY OF THE ANNUAL REPORT ON FORM 10-KSB (EXCLUDING EXHIBITS) INCLUDING FINANCIAL STATEMENTS AND SCHEDULES HAS BEEN INCLUDED WITH THE MAILING OF THIS PROXY TO ALL SHAREHOLDERS. Shareholders may obtain additional copies of these reports, including financial statements and financial statement schedules, without charge, by writing to Kevin A. Hainley, Chief Financial Officer of the Company, at the Company's executive offices at 13250 Gregg Street, Poway, California 92064.

OTHER BUSINESS

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act, and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

By Order of the Board of Directors,


--------------------
Kevin A. Hainley
Secretary
Poway, California
September 4, 2001

                                      PROXY
                                   ONTRO, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James A. Scudder and Kevin A. Hainley, jointly and severally, as proxies, each with the power to act without the other and with the power to appoint his substitute, and hereby authorizes them to represent and vote all of the shares of common stock of Ontro, Inc. held of record by the undersigned on September 4, 2001 standing in the name of the undersigned, as designated on the reverse hereof side, with all powers which the undersigned would possess if present at the Annual Meeting of the Stockholders to be held on September 28, 2001, or any postponements or adjournments thereof and to vote in his or her discretion on such other business as may properly come before the Meeting and any adjournments thereof.

        (Continued, and to be marked, dated and signed on the other side)

                              Fold and detach here

         The Board of Directors recommends a vote FOR Items 1, 2, and 3.

         Item 1-ELECTION OF DIRECTORS                  For      Withheld

                  Nominees:

                  Shahid Kamran
                  Mir Saied Kashani
                  Ayesha Khan
                  Zvi Kurtzman
                  Douglas W. Moul
                  James A. Scudder
                  Carroll E. Taylor

         WITHHELD FOR: (write that nominee's name(s) in the space provided below).

                                                       For   Against    Abstain
         Item 2-APPROVAL OF ISSUANCE OF COMMON STOCK
         AND WARRANTS

         Item 3-RATIFICATION OF KPMG LLP AS INDEPENDENT
         ACCOUNTANTS

         Unless otherwise specified by the undersigned, this proxy will be voted FOR proposals 1, 2, and 3 and will be voted by the proxy-holder at his discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations, just sign below, no boxes need to be checked.

         Signature                 Signature                       Date
                  -----------------         -----------------------    ---------
         Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.
                              Fold and detach here

APPENDIX I

                                   ONTRO, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.(1)

         o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

--------
(1) At the time of adoption of this Charter, Ontro, Inc., is a development-stage enterprise and has not established a separate internal audit department. All references in this Charter to an internal audit department shall apply only at such time subsequent to the adoption of this Charter that Ontro, Inc establishes an internal audit department.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         Documents/Reports Review
         ------------------------

         1. Review and update this Charter periodically, at least annually, as conditions dictate.

         2. Review the Corporation's annual financial statements and any reports (including, without limitation, the Corporation's Annual Report on Form 10-K SB) or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

         Independent Accountants
         -----------------------

         4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants, all significant relationships the accountants have with the Corporation to determine the accountants' independence.

         5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

         Financial Reporting Processes
         -----------------------------

         7. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

         8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

         Process Improvement
         -------------------

         10. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         11. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         12. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

         13. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

         Legal Compliance.
         -----------------

         14. Review with the Corporation's counsel legal compliance matters including corporate securities trading policies.

         15. Review with the Corporation's counsel any legal matter that could have a significant impact on the Corporation's financial statements.

         General
         -------

         16. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                       3